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EXHIBIT 23-1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58062 and No. 333-107874 of The Yankee Candle Company, Inc. on Form S-8 of our report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's accounting for employee stock-based compensation in 2003) dated February 25, 2004, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 3, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 12, 2004

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